UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
______________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) January 28, 2026
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AT&T INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-08610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas (Address of Principal Executive Offices)		75202 (Zip Code)
Registrant’s telephone number, including area code (210) 821-4105
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares (Par Value $1.00 Per Share)	T	New York Stock Exchange
NYSE Texas
Depositary Shares, each representing a 1/1000th interest in a share of 5.000% Perpetual Preferred Stock, Series A	T PRA	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a share of 4.750% Perpetual Preferred Stock, Series C	T PRC	New York Stock Exchange
AT&T Inc. 3.550% Global Notes due November 18, 2025	T 25B	New York Stock Exchange
AT&T Inc. 3.500% Global Notes due December 17, 2025	T 25	New York Stock Exchange
AT&T Inc. 0.250% Global Notes due March 4, 2026	T 26E	New York Stock Exchange
AT&T Inc. 1.800% Global Notes due September 5, 2026	T 26D	New York Stock Exchange
AT&T Inc. 2.900% Global Notes due December 4, 2026	T 26A	New York Stock Exchange
AT&T Inc. Floating Rate Global Notes due September 16, 2027	T 27C	New York Stock Exchange
AT&T Inc. 1.600% Global Notes due May 19, 2028	T 28C	New York Stock Exchange
AT&T Inc. 2.350% Global Notes due September 5, 2029	T 29D	New York Stock Exchange
AT&T Inc. 4.375% Global Notes due September 14, 2029	T 29B	New York Stock Exchange

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
AT&T Inc. 2.600% Global Notes due December 17, 2029	T 29A	New York Stock Exchange
AT&T Inc. 0.800% Global Notes due March 4, 2030	T 30B	New York Stock Exchange
AT&T Inc. 3.150% Global Notes due June 1, 2030	T 30C	New York Stock Exchange
AT&T Inc. 3.950% Global Notes due April 30, 2031	T 31F	New York Stock Exchange
AT&T Inc. 2.050% Global Notes due May 19, 2032	T 32A	New York Stock Exchange
AT&T Inc. 3.550% Global Notes due December 17, 2032	T 32	New York Stock Exchange
AT&T Inc. 3.600% Global Notes due June 1, 2033	T 33A	New York Stock Exchange
AT&T Inc. 5.200% Global Notes due November 18, 2033	T 33	New York Stock Exchange
AT&T Inc. 3.375% Global Notes due March 15, 2034	T 34	New York Stock Exchange
AT&T Inc. 4.300% Global Notes due November 18, 2034	T 34C	New York Stock Exchange
AT&T Inc. 2.450% Global Notes due March 15, 2035	T 35	New York Stock Exchange
AT&T Inc. 3.150% Global Notes due September 4, 2036	T 36A	New York Stock Exchange
AT&T Inc. 4.050% Global Notes due June 1, 2037	T 37B	New York Stock Exchange
AT&T Inc. 2.600% Global Notes due May 19, 2038	T 38C	New York Stock Exchange
AT&T Inc. 1.800% Global Notes due September 14, 2039	T 39B	New York Stock Exchange
AT&T Inc. 7.000% Global Notes due April 30, 2040	T 40	New York Stock Exchange
AT&T Inc. 4.250% Global Notes due June 1, 2043	T 43	New York Stock Exchange
AT&T Inc. 4.875% Global Notes due June 1, 2044	T 44	New York Stock Exchange
AT&T Inc. 4.000% Global Notes due June 1, 2049	T 49A	New York Stock Exchange
AT&T Inc. 4.250% Global Notes due March 1, 2050	T 50	New York Stock Exchange
AT&T Inc. 3.750% Global Notes due September 1, 2050	T 50A	New York Stock Exchange
AT&T Inc. 5.350% Global Notes due November 1, 2066	TBB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

Throughout this document, AT&T Inc. is referred to as “we” or “AT&T.” AT&T is a holding company whose subsidiaries and affiliates operate worldwide in the telecommunications and technology industries.

Overview
We announced on January 28, 2026 that fourth-quarter 2025 net income attributable to common stock totaled $3.8 billion, or $0.53 per diluted share. Fourth-quarter 2025 earnings per diluted share includes amounts totaling to $0.1 billion resulting from the following significant items (per share): $0.08 of benefit from tax items and net $0.03 from gain on sale, benefit-related, transaction, legal and other items offset by $(0.06) from a loss on actuarial remeasurement of pension and postretirement benefit plan assets and $(0.04) of restructuring charges. The results compare with a reported net income attributable to common stock of $4.0 billion, or $0.56 per share, in the fourth quarter of 2024, which included amounts totaling to $0.9 billion resulting from the following significant items (per share): $0.12 of equity in net income of DIRECTV, $0.03 of benefit from tax items, offset by net $(0.02) from a loss on actuarial remeasurement of pension and postretirement benefit plan assets and obligations and other items.

For the full year 2025, net income attributable to common stock was $21.9 billion versus $10.7 billion in 2024. Full-year 2025 earnings per diluted share was $3.04 and included the following significant items (per share): $0.80 from the gain on the sale of DIRECTV, $0.21 of equity in net income of DIRECTV and $0.08 of benefit from tax items, offset by $(0.09) from restructuring charges, $(0.06) from a loss on actuarial remeasurement of pension and postretirement benefit plan assets and obligations and $(0.02) of benefit-related, transaction, legal and other items. Full-year 2024 earnings per diluted share was $1.49 and included the following significant items (per share): $(0.72) from restructuring and impairment charges and $(0.01) from a loss on actuarial remeasurement of pension and postretirement benefit plan assets and obligations, partially offset by $0.22 of equity in net income of DIRECTV, $0.03 of benefit from tax items and $0.02 of benefit-related adjustments and other items.

Operating revenues in the fourth quarter of 2025 were $33.5 billion, up 3.6 percent from the fourth quarter of 2024, and full-year 2025 revenues were $125.6 billion, up 2.7 percent from the previous full year. The revenue increases in the fourth quarter and for the full year were primarily due to increased Mobility, Consumer Wireline and Mexico revenues, which included favorable foreign exchange impacts. The increases were partially offset by continued declines in Business Wireline.

Operating expenses in the fourth quarter of 2025 were $27.7 billion, compared to $27.0 billion in the comparable 2024 period, and full-year 2025 operating expenses were $101.5 billion, compared to $103.3 billion for the previous full year. The increase in operating expenses in the fourth quarter was primarily due to higher sales volumes in our Mobility business unit, which drove higher equipment, advertising, selling and bad debt expenses. Also contributing to higher costs were higher restructuring charges that were offset by benefits from continued transformation efforts and lower content licensing fees. Operating expense declines also included lower depreciation expense as certain legacy assets were fully depreciated, partially offset by continued fiber investment and network upgrades.

Full-year 2025 expense decreases were primarily due to a $4.4 billion noncash goodwill impairment recorded in the third quarter of 2024. Also contributing to lower operating expenses were lower costs from our continued transformation efforts and lower content licensing fees. Partially offsetting the declines were higher sales volumes in our Mobility business unit, which drove higher equipment, advertising, selling and bad debt expenses. Also contributing to higher costs were approximately $440 of apportioned legal settlements and restructuring costs during 2025, higher network-related expenses, higher advertising costs due to the launch of a new campaign in 2025, and increased depreciation expense from continued fiber investment and network upgrades.

Operating income in the fourth quarter of 2025 was $5.8 billion compared to $5.3 billion in the comparable 2024 period, and full-year 2025 operating income was $24.2 billion compared to $19.0 billion for the full-year 2024. AT&T’s fourth-quarter operating income margin was 17.3 percent in 2025 compared to 16.5 percent in 2024, and full-year 2025 operating income margin was 19.2 percent compared to 15.6 percent.

Other income (expense) - net in the fourth quarter of 2025 was $0.3 billion compared to $0.6 billion in the comparable 2024 period and full-year 2025 other income (expense) - net was $7.8 billion compared to $2.4 billion for the full-year 2024. The fourth quarter decrease reflects a higher actuarial loss on pension and postretirement benefits recorded in 2025 ($0.5 billion versus $0.1 billion in the prior-year). The decreases was also driven by lower pension and postretirement benefit credits, partially offset by a gain related to DIRECTV.

The full-year increase reflects a $5.6 billion gain on the sale of our remaining interest in DIRECTV, a gain on a prior disposition and a prior-year noncash impairment charges for a held-for-sale business and our SKY Mexico equity investment. Partially offsetting these increases was a higher actuarial loss on pension and postretirement benefits recorded in 2025 ($0.5 billion versus $0.1 billion in the prior-year), lower pension and postretirement benefit credits and lower returns on other benefit-related investments.

Cash from operating activities for the full-year 2025 was $40.3 billion, up $1.5 billion when compared to 2024,with operational growth and lower cash tax payments, partially offset by voluntary pension contributions of $1.2 billion and advanced cash payments of about $0.9 billion for wholesale access which can be utilized on invoices over future periods. Capital expenditures in 2025 were $20.8 billion, and when including $1.2 billion cash paid for vendor financing, capital investment was $22.0 billion, compared to prior-year capital investment of $22.1 billion (capital expenditures of $20.3 billion and cash paid for vendor financing of $1.8 billion).

Segment Summary
We analyze our segments based on segment operating income, which excludes acquisition-related costs and other significant items. We also evaluate segment and business unit performance based on EBITDA, which is defined as operating income excluding depreciation and amortization, and/or EBITDA margin, which is defined as EBITDA divided by total revenue. EBITDA is used as part of our management reporting, and we believe EBITDA to be a relevant and useful measurement to our investors as it measures the cash generation potential of our business units. EBITDA does not give effect to depreciation and amortization expenses incurred in operating income nor is it burdened by cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. There are material limitations to using these non-GAAP financial measures. EBITDA and EBITDA margin, as we have defined them, may not be comparable to similarly titled measures reported by other companies. Our reportable segments are: Communications and Latin America.

Communications
Our Communications segment consists of our Mobility, Business Wireline and Consumer Wireline business units.

Operating revenues for the fourth quarter of 2025 were $32.1 billion, up 3.2 percent versus fourth-quarter 2024, with segment operating income of $6.8 billion, up 9.5 percent versus the year-ago quarter. The Communications segment operating income margin was 21.1 percent, compared to 19.9 percent in the year-earlier quarter. Our Communications segment EBITDA margin was 36.3 percent, consistent with the year-earlier quarter.

Mobility
Mobility revenues for the fourth quarter of 2025 were $24.4 billion, up 5.3 percent versus the fourth quarter of 2024, driven by service revenue growth of 2.4 percent from subscriber growth, and equipment revenue growth of 12.7 percent from higher sales volumes. Mobility operating expenses totaled $18.0 billion, up 5.6 percent versus the fourth quarter of 2024 driven by higher sales volumes, which drove higher equipment, advertising, selling and bad debt expenses, partially offset by lower content licensing fees and expense declines from transformation efforts. Mobility’s operating income margin was 26.3 percent compared to 26.5 percent in the year-ago quarter. Our Mobility EBITDA margin was 37.6 percent compared to 38.4 percent in the year-earlier quarter.

In our Mobility business unit, during the fourth quarter of 2025, we reported a net gain of 1.2 million wireless subscribers. At December 31, 2025, wireless subscribers totaled 120.1 million compared to 117.9 million at December 31, 2024.

During the fourth quarter, total phone net adds (postpaid and prepaid) were 166,000, with total net adds by subscriber category as follows:
•Postpaid subscriber net adds were 641,000, with phone net adds of 421,000.
•Prepaid subscriber net losses were 183,000, with phone net losses of 255,000.
•Reseller net adds were 699,000.

For the quarter ended December 31, 2025, postpaid phone ARPU decreased 0.3 percent versus the year-earlier quarter.

Postpaid phone churn was 0.98 percent compared to 0.85 percent in the fourth quarter of 2024. Total postpaid churn was 1.12 percent compared to 1.00 percent in the year-ago quarter.

At December 31, 2025, FirstNet connections which include postpaid subscribers and connected devices, totaled 8.0 million compared to 6.7 million at December 31, 2024.

Business Wireline
Business Wireline revenues for the fourth quarter of 2025 were $4.2 billion, down 7.5 percent versus the year-ago quarter, primarily due to lower demand for legacy and VPN services, partially offset by growth in fiber and advanced connectivity services. Business Wireline operating expenses totaled $4.4 billion, down 8.2 percent when compared to the fourth quarter of 2024 due to lower personnel costs and savings from transformation initiatives and lower network costs. Depreciation expense also declined as certain legacy assets were fully depreciated, which was partially offset by ongoing capital investment for strategic initiatives, such as fiber. Business Wireline operating income margin was (3.9) percent compared to (4.6) percent in the year-earlier quarter. Our Business Wireline EBITDA margin was 26.6 percent compared to 26.3 percent in the year-earlier quarter.

Consumer Wireline
Consumer Wireline revenues for the fourth quarter of 2025 were $3.6 billion, up 2.9 percent versus the year-ago quarter, driven by growth in fiber and AT&T Internet Air (AIA) revenues, partially offset by declines in legacy services and other services. Consumer Wireline operating expenses totaled $3.0 billion, down 5.1 percent versus the fourth quarter of 2024, primarily due to lower depreciation expense as certain legacy assets were fully depreciated, which was partially offset by ongoing capital investment for strategic initiatives, such as fiber and network upgrades and expansion. Expenses also decreased as a result of lower content licensing fees and customer support costs. Consumer Wireline operating income margin was 15.1 percent compared to 8.0 percent in the year-earlier quarter. Our Consumer Wireline EBITDA margin was 38.4 percent compared to 35.2 percent in the year-earlier quarter.

At December 31, 2025, Consumer Wireline had approximately 14.7 million broadband connections compared to 14.0 million at December 31, 2024. During the fourth quarter, broadband subscriber net adds were 210,000, driven by growth in AIA. Fiber broadband net adds were 283,000.

Latin America
Our Latin America segment consists of our Mexico business unit and is subject to foreign currency fluctuations.

Fourth-quarter 2025 operating revenues were $1.3 billion, up 20.6 percent when compared to the fourth quarter of 2024, primarily due to growth in postpaid subscribers and favorable impacts of foreign exchange rates. Operating expenses were $1.2 billion, up 19.7 percent, driven by unfavorable impact of foreign exchange rates, higher sales volumes that contributed to higher equipment, selling and bad debt expenses, and higher depreciation expense. Mexico’s operating income margin was 2.7 percent, compared to 2.0 percent in the year-earlier quarter. Our Mexico EBITDA margin was 17.7 percent compared to 16.4 percent in the year-earlier quarter.

We had approximately 24.7 million Mexico wireless subscribers at December 31, 2025 compared to 23.6 million at December 31, 2024. During the fourth quarter of 2025, we had prepaid net adds of 222,000 and postpaid net adds of 328,000.

Stock Repurchase Program
In December 2024, the Board of Directors authorized the repurchase of up to $10,000 of AT&T common stock (the 2024 Authorization). We began buying stock under this program in the second quarter of 2025. For the year ended December 31, 2025, we repurchased $4.3 billion of common stock under the 2024 Authorization. On January 27, 2026, the Board of Directors approved an authorization to repurchase an additional $10,000 of common stock (the 2026 Authorization).

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

Item 9.01 Financial Statements and Exhibits.
The following exhibits are filed as part of this report:

(d)	Exhibits

	99.1	AT&T Inc. selected financial statements and operating data.

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: January 28, 2026	By: /s/ Sabrina Sanders . Sabrina Sanders Senior Vice President - Chief Accounting Officer and Controller
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